UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On October 19, 2012, the Board of Directors (the "Board") of Barnes Group Inc. (the "Company") amended and restated the Company's Amended and Restated By-Laws for the purposes of providing in Section 2 of Article I a right of stockholders holding at least forty percent (40%) of the Company's outstanding shares of common stock to call a special meeting, subject to certain conditions, and revising Sections 7 and 8 of Article I regarding the Company's procedures for advance notice of stockholder nominations and other business at meetings of stockholders. Sections 7 and 8 of the Amended and Restated By-Laws were amended to: (a) clarify that postponement or adjournment of a stockholder meeting does not reset the deadlines included in the advance notice provisions; (b) require stockholders proposing director nominations or other business to disclose additional information, including (i) economic and other interests in the Company and its competitors, such as, among other things, derivative or short interest holdings, (ii) information regarding a stockholder nominee, including a summary of his or her background and qualifications and a description of any voting arrangements to which he or she may be subject, and (iii) whether such a stockholder intends to solicit proxies in support of the proposal or nomination; and (c) require certain representations and agreements of stockholders proposing director nominations or other business.
A copy of the Company's Amended and Restated By-Laws (as of October 19, 2012) is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.     Regulation FD Disclosure.

The Company issued a press release on October 19, 2012 with regard to various adopted and proposed changes to its corporate governance. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)

Exhibit No.	Document Description

3.1	Amended and Restated By-Laws of Barnes Group Inc. (as of October 19, 2012).
99.1	Press Release of the Company dated October 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2012	BARNES GROUP INC.
(Registrant)

	By:	/s/ CLAUDIA S. TOUSSAINT
Claudia S. Toussaint Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated By-Laws of Barnes Group Inc. (as of October 19, 2012).
99.1	Press Release of the Company dated October 19, 2012.

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